UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2005

Prentiss Properties Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14516	75-2661588
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3890 West Northwest Hwy, Suite 400, Dallas, Texas		75220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-654-0886

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed on August 31, 2005, our operating partnership, Prentiss Properties Acquisition Partners, L.P., entered into a Purchase and Sale Agreement on July 28, 2005, pursuant to which the purchaser agreed to purchase all of our operating partnership’s right, title and interest in 123 North Wacker Drive, Chicago, Illinois. The purchase price for 123 North Wacker Drive, which consists of approximately 540,676 rentable square feet, was $170,180,000.00. As anticipated, the sale of the property closed on September 28, 2005, at which time the property was conveyed to the purchaser against payment of the purchase price. Simultaneous with closing, the purchaser executed an agreement to hire our management company, Prentiss Properties Management, L.P., to provide property management services for an initial term of two years. We intend to use the proceeds from the sale of 123 North Wacker Drive to reduce debt, acquire new properties and fund development activity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prentiss Properties Trust

October 1, 2005	By:	Gregory S. Imhoff

Name: Gregory S. Imhoff
Title: Senior Vice President, General Counsel and Secretary